SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 17, 1995
                                                 ----------------------




                            Commercial Credit Company
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                   1-6594                   52-0883351
      --------------          -------------              -------------
      (State or other         (Commission                 (IRS Employer
      jurisdiction of         File Number)                Identification No.)
      incorporation)


                     300 Saint Paul Place, Baltimore, Maryland        21202
- -------------------------------------------------------------------------------
                     (Address of principal executive offices)      (Zip Code)




                                       (410) 332-3000
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                     (Registrant's telephone number, including area code)

                            COMMERCIAL CREDIT COMPANY
                           Current Report on Form 8-K


Item 5.  Other Events
         ------------


Results of Operations
- ---------------------

The net income of Commercial Credit Company (the "Company") for the three months and year ended December 31, 1994 was $55.3 million and $221.9 million, respectively, compared to $70.8 million and $286.0 million, respectively, in the corresponding 1993 periods. The Company's income before income taxes, minority interest and cumulative effect of changes in accounting principles for the three months and year ended December 31, 1994 was $90.1 million and $363.9 million, respectively, compared to $101.9 million and $467.9 million, respectively, in the corresponding 1993 periods. The Company's revenues for the three months and year ended December 31, 1994 were $416.1 million and $1,598.0 million, respectively, compared to $388.0 million and $1,580.3 million, respectively, in the corresponding 1993 periods.

Net income for the year ended December 31, 1994 includes approximately $7.3 million of dividend income from the equity securities of The Travelers Inc., the Company's parent, which were received in exchange for the Company's investment in The Travelers Corporation ("old Travelers"). Net income for the year ended December 31, 1993 includes $34.9 million of equity in the income of old Travelers and reported after-tax net investment portfolio gains of $7.6 million at Gulf Insurance Company, then a subsidiary of the Company, and $22.7 million in the Consumer Finance Segment. Also included in net income for the year ended December 31, 1993 is an after-tax charge of $2.4 million related to a change in accounting for postretirement benefits (FAS No. 106) and an after-tax charge of $3.4 million related to a change in accounting for postemployment benefits (FAS No. 112). Excluding these items, net income for the year ended December 31, 1994 decreased by $12.0 million from the 1993 period, reflecting primarily higher net interest costs in the Corporate segment, offset in part by higher earnings in the Consumer Finance and Insurance Services segments.

At December 31, 1994 the Company had total debt consisting of certificates of deposit of $73.5 million, short-term borrowings of $2,304.6 million and long-term debt of $4,010.0 million. In addition the Company's total stockholder's equity at December 31, 1994 was $1,112.4 million.

On December 30, 1994 the Company sold its 50% interest in Commercial Insurance Resources, Inc., the parent of Gulf Insurance Company, to an affiliate, The Travelers Indemnity Company for $150 million. This amount exceeded the Company's investment by approximately $10 million, and such excess was treated as a capital contribution.


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

Ratio of Earnings to Fixed Charges
- ----------------------------------

The Company's ratio of earnings to fixed charges for the year ended December 31, 1994 was 1.83. This ratio has been computed by dividing earnings available for fixed charges by fixed charges. For the purpose of this ratio earnings available for fixed charges consist of pre-tax income from continuing operations adjusted for undistributed equity earnings and minority interest and fixed charges; and fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


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
COMMERCIAL CREDIT COMPANY
SELECTED FINANCIAL DATA
(In millions of dollars)

Business Segment Data
- ---------------------

                                            Three months ended                     Year ended
                                                December 31,                         December 31,
                                         -------------------------           ----------------------
                                            1994           1993                 1994          1993
                                            ----           ----                 ----          ----
Revenues:
Consumer Finance                         $  321.9       $  297.2            $  1,236.2   $  1,190.6
Insurance Services                           83.4           76.1                 317.0        320.1
Corporate and Other                          10.8           14.7                  44.8         69.6
                                          -------        -------             ---------    ---------
                                         $  416.1       $  388.0              $1,598.0    $ 1,580.3
                                          =======        =======               =======     ========

Income before cumulative effect
   of changes in accounting principles:
Consumer Finance                         $   60.7       $   55.1              $  225.6     $  230.8
Insurance Services
  (after minority interest of
  $3.4; $3.6; $14.8; $22.5)                   4.0            4.0                  17.1         22.2
Corporate and Other                          (9.4)          (1.4)                (20.8)         3.9
Equity in income of The
  Travelers Corporation                       -.            13.1                   -.          34.9
                                           ------        -------               -------      -------
                                             55.3           70.8                 221.9        291.8
Cumulative effect of changes in
  accounting principles                       -.             -.                    -.          (5.8)
                                           ------        -------               -------      -------
Net income                               $   55.3       $   70.8              $  221.9     $  286.0
                                          =======        =======               =======      =======


Consumer Finance Operations
- ---------------------------
                                             As of, and for, the                As of, and for, the
                                             three months ended                      year ended
                                                 December 31,                       December 31,
                                          -----------------------------  ----------------------------
                                             1994           1993                1994           1993
                                             ----           ----                ----           ----
Net receivables
  Real estate-secured loans               $2,844.7       $2,705.8              $2,844.7     $2,705.8
  Personal loans                           2,874.7        2,495.2               2,874.7      2,495.2
  Credit cards                               712.5          697.1                 712.5        697.1
  Sales finance and other                    453.5          443.7                 453.5        443.7
                                           -------        -------               -------      -------

Consumer finance receivables,
  net of unearned finance charges          6,885.4        6,341.8               6,885.4      6,341.8
Accrued interest receivable                   42.3           41.3                  42.3         41.3
Allowance for credit losses                 (181.9)        (167.5)               (181.9)      (167.5)
                                           -------        -------               -------      -------
Consumer finance receivables, net         $6,745.8       $6,215.6              $6,745.8     $6,215.6
                                           =======        =======               =======      =======

60+ days past due as % of
  receivables                                  1.88%          2.21%                 1.88%        2.21%
Charge-off rate                                2.08%          2.25%                 2.08%        2.36%
Average yield                                 15.62%         15.59%                15.41%       15.83%
Average net interest margin                    9.01%          8.51%                 8.76%        8.44%
Reserves as % of net receivables               2.64%          2.64%                 2.64%        2.64%


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


                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





  Dated:  January 18, 1995                       COMMERCIAL CREDIT COMPANY


                                                 By /s/William T. Bozarth
                                                    -----------------------
                                                     William T. Bozarth
                                                     Vice President


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